Exhibit 99.1

Textura Announces Revenue Increase of 77% for the First Quarter 2014

Chicago, IL, January 30, 2014 / PRNewswire/ --Textura Corporation (NYSE: TXTR), the leading provider of collaboration solutions for the construction industry, today announced financial results for the first fiscal quarter ended December 31, 2013.

•	Revenue increased 77% year over year to $12.0 million

•	Organic revenue growth accelerated to 50% year over year, from 45% in prior quarter

•	Construction value added of $17.9 billion, up 145% year over year

•	Number of organizations more than doubled to 11,706, up 116% year over year

•	Acquired LATISTA on December 2, 2013, the leading provider of mobile-enabled, cloud-based field management solutions in the industry

“We are pleased to report that the strong growth we saw in fiscal 2013 continued in the first quarter of fiscal 2014, as we delivered accelerating year over year revenue growth of 77% and organic revenue growth of 50%,” said Patrick Allin, Chairman and CEO of Textura. “General contractors and owners in our markets are implementing our solutions, and our platform is enabling them to better manage their businesses. Our track record with our customers for delivering value added solutions and high service levels, coupled with investments in our solutions portfolio and our people, resulted in another strong quarter.”

“Our acquisition of LATISTA further bolsters our position as a leading technology provider to the construction industry," said Jillian Sheehan, Executive Vice President and CFO of Textura. “With a broadening product suite, we are in the early stage of realizing our vision to enable a transformation of the construction industry with an integrated platform of technology solutions.”

Results for the first quarter of fiscal 2014:

•
Revenue: Revenue was $12.0 million, an increase of 77% over the prior year, and an acceleration from 72% year over year growth in the quarter ended September 30, 2013. Organic revenue increased by 50% year over year, an acceleration from 45% in the prior quarter.

•
Operating Metrics: Active construction projects increased 30% year over year to 6,580, with more than 1,400 projects added during the quarter representing $17.9 billion in construction value, up 145% year over year. Number of organizations increased by 116% year over year to 11,706.

•	Deferred Revenue: Deferred revenue at December 31, 2013 was $25.7 million, up 82% from December 31, 2012, and up 17% from $21.9 million at September 30, 2013.

•
Net Loss: Adjusted EBITDA loss was $4.0 million and GAAP net loss was $6.7 million, increases from $2.3 million and $6.0 million, respectively, in the first quarter of fiscal 2013. Adjusted EPS loss was $0.19 and GAAP net loss per share was $0.27, decreases from $0.55 and $0.62, respectively, in the first quarter of fiscal 2013, driven by a higher share count.

•
Total Cash and Cash Equivalents: As of December 31, 2013, total cash and cash equivalents was $77.1 million. Cash used in operations during the quarter ended December 31, 2013 was $6.2 million, driven by annual bonus payments and a one-time payment for the removal of the credit bank mechanism in our Aon agreements. Other uses of cash during the quarter included $34.9 million for our acquisition of LATISTA and $10.2 million for the repayment of our bank loan.

•
LATISTA: The LATISTA acquisition closed on December 2, 2013 and resulted in revenue of $0.2 million in the quarter ended December 31, 2013. The impact of LATISTA included in the consolidated results was Adjusted EBITDA loss and GAAP net loss of $0.3 million and $0.5 million, respectively, and Adjusted EPS loss and GAAP net loss per share of $0.01 and $0.02, respectively.

Outlook
Textura is reaffirming its fiscal 2014 full year revenue guidance and introducing EPS guidance, and providing guidance for the second quarter of fiscal 2014.
For the full year fiscal 2014, Textura expects to report:

•	Revenue in the range of $57.5 to $60.5 million

•	Year-over-year revenue growth in the range of 62 - 70%

•
Adjusted EPS in the range of $(0.55) - $(0.62), excluding stock-based compensation expenses of $7.0 million and amortization of acquired intangible assets of $4.8 million, and assuming approximately 25.0 million weighted-average common shares outstanding

•	GAAP net loss per share in the range of $(1.00) - $(1.07)

•	Impact of LATISTA on consolidated results:

Fiscal Year 2014
	Pre-LATISTA Guidance	LATISTA Guidance	Total Guidance
Revenue range	$56.0 - $58.5	$1.5 - $2.0	$57.5 - $60.5
Year-over-year revenue growth range	58 - 65%	-	62 - 70%
Adjusted EPS range	$(0.40) - $(0.46)	$(0.15) - $(0.16)	$(0.55) - $(0.62)
GAAP net loss per share range	$(0.77) - $(0.83)	$(0.23) - $(0.24)	$(1.00) - $(1.07)

For the second quarter of fiscal 2014, Textura expects to report:

•	Revenue in the range of $13.7 to $14.0 million

•	Year-over-year revenue growth in the range of 61 - 65%

•
Adjusted EPS in the range of $(0.20) - $(0.22), excluding stock-based compensation expenses of $1.9 million and amortization of acquired intangible assets of $1.3 million, and assuming approximately 24.8 million weighted-average common shares outstanding

•	GAAP net loss per share in the range of $(0.33) - $(0.35)

•	Impact of LATISTA on consolidated results:

Three Months Ended March 31, 2014
	Pre-LATISTA Guidance	LATISTA Guidance	Total Guidance
Revenue range	$13.3 - $13.4	$0.4 - $0.6	$13.7 - $14.0
Year-over-year revenue growth range	56 - 58%	-	61 - 65%
Adjusted EPS range	$(0.15) - $(0.16)	$(0.05) - $(0.06)	$(0.20) - $(0.22)
GAAP net loss per share range	$(0.26) - $(0.27)	$(0.07) - $(0.08)	$(0.33) - $(0.35)

Conference Call and Webcast Information
Textura plans to host a conference call today at 4:00 p.m. Central Time/ 5:00 p.m. Eastern Time to review its first quarter of fiscal year 2014 financial results and to discuss its financial outlook. Interested parties are invited to listen to the conference call by dialing 1- 877-407-4018, or for international callers, 1- 201-689-8471. Replays of the entire call will be available through February 6, 2014 at 1-877-870-5176, or for international callers, 1-858-384-5517, conference ID # 13574576. A webcast of the conference call will also be available on the investor relations page of the Company's website at investors.texturacorp.com.

About Textura

Textura is the leading provider of collaboration and productivity tools for the construction industry. Our solutions serve all construction industry professionals across the project lifecycle - from takeoff, estimating, design, pre-qualification and bid management to submittals, field management, LEED® management and payment. Textura's collaboration platform and online product suite represent the first time the industry has all the tools needed to manage their business in an integrated fashion to save time and money and reduce exposure to risks. With award winning technology, world-class customer support and consistent growth, Textura is leading the construction industry's technology transformation.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to Textura's financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled “Adjusted EBITDA and Adjusted EPS Definitions.”
Adjusted EBITDA and Adjusted EPS Definitions
Adjusted EBITDA represents loss before interest, taxes, depreciation and amortization, share-based compensation expense, acquisition-related and other expenses. Adjusted EBITDA is not determined in accordance with accounting principles generally accepted in the United States (''GAAP''), and is a performance measure used by management in conjunction with traditional GAAP operating performance measures as part of the overall assessment of our performance including:

•	for planning purposes, including the preparation of the annual budget;

•	to evaluate the effectiveness of business strategies; and

•	as a factor when determining management's total compensation.

We believe the use of Adjusted EBITDA as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations. For our internal analysis, Adjusted EBITDA removes fluctuations caused by changes in our capital structure (interest expense), non-cash items such as depreciation, amortization and share-based compensation, and infrequent charges.
These excluded amounts in any given period may not directly correlate to the underlying performance of the business or may fluctuate significantly from period to period due to acquisitions, fully amortized tangible or intangible assets, or the timing and pricing of new share-based awards. We also believe Adjusted EBITDA is useful to investors and securities analysts in evaluating our operating performance as it provides them an additional tool to compare business performance across companies and periods.
Adjusted EBITDA is not a measurement under GAAP and should not be considered an alternative to net loss or as an alternative to cash flows from operating activities. The Adjusted EBITDA measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Adjusted EPS is calculated as Adjusted Net Loss divided by the number of weighted-average common shares outstanding during the period. Adjusted Net Loss is comprised of Textura's net loss adjusted for share-based compensation expense, amortization expense, acquisition-related and other expenses recognized during the period. We believe the use of Adjusted EPS as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations and greater comparability to our peer group.

Adjusted EPS is not a measurement under GAAP and should not be considered an alternative to net loss per share. The Adjusted EPS measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Forward-Looking Statements
This press release includes forward-looking statements, including statements regarding Textura's future financial performance, market growth, demand for Textura's solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Textura's historical performance and its current expectations and projections about future events and financial trends affecting the financial condition of its business. These forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. These forward-looking statements are based on information available to Textura as of the date of this press release, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, trends in the global and domestic economy and the commercial construction industry; our ability to effectively manage our growth; our ability to develop the market for our solutions; competition with our business; our dependence on a limited number of client relationships for a significant portion of our revenues; our dependence on a single software solution for a substantial portion of our revenues; the length of the selling cycle to secure new enterprise relationships for our CPM solution, which requires significant investment of resources; our ability to cross-sell our solutions; the continued growth of the market for on-demand software solutions; our ability to develop and bring to market new solutions in a timely manner; our success in expanding our international business and entering new industries; and the availability of suitable acquisitions or partners and our ability to achieve expected benefits from such acquisitions or partnerships, including our acquisition of PlanSwift in January 2013 and LATISTA in December 2013. Forward-looking statements speak only as of the date of this press release and we assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Further information on potential factors that could affect actual results is included under the heading "Risk Factors" in our Annual Report on Form10-K filed on November 26, 2013, and our other reports filed with the SEC.

Investor Contacts:
Jillian Sheehan
Textura Corporation, EVP & CFO
847-235-8440
or
ir@texturacorp.com
847-457-6553

Textura Corporation
Consolidated Balance Sheets (unaudited)
(in thousands, except per share amounts)

	December 31, 2013	September 30, 2013
Assets
Current assets
Cash and cash equivalents	$77,130	$127,728
Accounts receivable, net of allowance for doubtful accounts of $148	5,516	3,664
Prepaid expenses and other current assets	2,631	1,534
Total current assets	85,277	132,926
Property and equipment, net	21,070	19,807
Restricted cash	530	1,530
Goodwill	52,722	23,937
Intangible assets, net	17,108	9,381
Other assets	1,217	386
Total assets	$177,924	$187,967

Liabilities, Redeemable Securities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$1,522	$1,799
Accrued expenses	8,011	10,107
Deferred revenue, short-term	22,422	19,935
Notes and leases payable, short-term	884	868
Loan payable to related party, short-term	—	500
Total current liabilities	32,839	33,209
Deferred revenue, long-term	3,283	1,956
Notes and leases payable, long-term	638	742
Loan payable to related party, long-term	—	9,719
Other long-term liabilities	2,324	546
Total liabilities	39,084	46,172
Contingencies (Note 7)
Redeemable non‑controlling interest	355	373
Stockholders’ equity (deficit)
Preferred stock, $.001 par value; 10,000 authorized; 0 shares issued and outstanding	—	—
Common stock, $.001 par value; 90,000 shares authorized; 25,247 and 25,091 shares issued and 24,785 and 24,629 shares outstanding at December 31, 2013 and September 30, 2013, respectively	25	25
Additional paid in capital	329,073	325,387
Treasury stock, at cost; 462 shares	(5,831)	(5,831)
Accumulated other comprehensive loss	(49)	(23)
Accumulated deficit	(184,733)	(178,136)
Total Textura Corporation stockholders’ equity (deficit)	138,485	141,422
Non-controlling interest
Total stockholders’ equity (deficit)	138,485	141,422
Total liabilities, redeemable securities and stockholders’ equity (deficit)	$177,924	$187,967

Textura Corporation
Consolidated Statements of Operations (unaudited)
(in thousands, except per share amounts)

	Three Months Ended December 31,
	2013	2012
Revenues	$12,003	$6,771
Operating expenses
Cost of services (exclusive of depreciation and amortization shown separately below)	2,742	1,688
General and administrative	5,378	3,705
Sales and marketing	4,264	1,818
Technology and development	5,667	2,995
Depreciation and amortization	1,560	760
Total operating expenses	19,611	10,966
Loss from operations	(7,608)	(4,195)
Other expense, net
Interest income	26	1
Interest expense	(120)	(2,103)
Change in fair value of conversion option liability	—	289
Total other expense, net	(94)	(1,813)
Loss before income taxes	(7,702)	(6,008)
Income tax provision (benefit)	(1,026)	35
Net loss	(6,676)	(6,043)
Less: Net loss attributable to non-controlling interests	(79)	(1,046)
Net loss attributable to Textura Corporation	(6,597)	(4,997)
Accretion of redeemable Series A-1 preferred stock	—	165
Accretion of redeemable non‑controlling interest	70	76
Dividends on Series A-2 preferred stock	—	120
Net loss available to Textura Corporation common stockholders	$(6,667)	$(5,358)
Net loss per share available to Textura Corporation common stockholders, basic and diluted	$(0.27)	$(0.62)
Weighted average number of common shares outstanding, basic and diluted	24,679	8,579

Textura Corporation
Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months Ended December 31,
	2013	2012
Cash flows from operating activities
Net loss	$(6,676)	$(6,043)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,560	760
Deferred income taxes	(1,026)	35
Non-cash interest expense	62	1,934
Change in fair value of conversion option liability	—	(288)
Share‑based compensation	1,583	661
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(1,107)	7
Prepaid expenses and other assets	(594)	(200)
Deferred revenue, including long-term portion	1,789	(20)
Accounts payable	(278)	636
Accrued expenses and other	(1,479)	431
Net cash used in operating activities	(6,166)	(2,087)
Cash flows from investing activities
Decrease in restricted cash	1,000	—
Purchases of property and equipment	(1,351)	(19)
Acquisitions of businesses, net of cash acquired	(34,880)	—
Net cash used in investing activities	(35,231)	(19)
Cash flows from financing activities
Partner’s investment in joint venture	—	208
Principal payments on loan payable	(10,223)	—
Payments on capital leases	(190)	—
Proceeds from debt issuances	106	—
Proceeds from exercise of options and warrants	2,174	—
Deferred finance and offering costs	(1,033)	(386)
Net cash used in financing activities	(9,166)	(178)
Effect of changes in foreign exchange rates on cash and cash equivalents	(35)	—
Net decrease in cash and cash equivalents	(50,598)	(2,284)
Cash and cash equivalents
Beginning of period	$127,728	$4,174
End of period	$77,130	$1,890

Textura Corporation
Operating Metrics (unaudited)
(dollars in thousands, except where otherwise indicated)

	Three Months Ended December 31,
	2013	2012
Activity‑driven revenue	$9,372	$5,986
Organization‑driven revenue	2,631	785
Total revenue	$12,003	$6,771
Activity‑driven revenue:
Number of projects added	1,466	1,048
Client-reported construction value added (billions)	$17.9	$7.3
Active projects during period	6,580	5,046
Organization‑driven revenue:
Number of organizations	11,706	5,412

The following table presents a reconciliation from the most directly comparable GAAP measure, net loss, to Adjusted EBITDA (in thousands, unaudited):

	Three Months Ended December 31,
	2013	2012
Net loss	$(6,676)	$(6,043)
Net interest expense	94	2,102
Income tax provision (benefit)	(1,026)	35
Depreciation and amortization	1,560	760
EBITDA	(6,048)	(3,146)
Share‑based compensation expense	1,583	661
Acquisition‑related expenses*	423	156
Adjusted EBITDA	$(4,042)	$(2,329)

*Acquisition-related expenses are included within general and administrative expenses on the statement of operations.
Share-based compensation expense for employee equity awards is reflected in the following captions in the consolidated statements of operations (in thousands, unaudited):

	Three Months Ended December 31,
	2013	2012
Cost of services	$95	$44
General and administrative	857	451
Sales and marketing	401	83
Technology and development	230	83
Total	$1,583	$661

The following table presents a reconciliation from the most directly comparable GAAP measure, net loss per share, to Adjusted EPS (in thousands, except per share amounts, unaudited):

	Three Months Ended December 31,
	2013	2012
Net loss available to Textura Corporation common shareholders	$(6,667)	$(5,358)
Accretion of redeemable Series A-1 preferred stock	—	165
Accretion of redeemable non-controlling interest	70	76
Dividends on Series A-2 preferred stock	—	120
Net loss attributable to non-controlling interest	(79)	(1,046)
Net loss	$(6,676)	$(6,043)

Share-based compensation expense	$1,583	$661
Amortization of intangible assets	992	507
Acquisition-related expenses	423	156
Acquisition-related tax benefit	(1,086)	—
Adjusted net loss	$(4,764)	$(4,719)

Weighted-average common shares used in basic and diluted EPS	24,679	8,579
Adjusted EPS	$(0.19)	$(0.55)

Net loss per share	$(0.27)	$(0.62)
Accretion of redeemable Series A-1 preferred stock	—	0.02
Accretion of redeemable non-controlling interest	—	0.01
Dividends on Series A-2 preferred stock	—	0.01
Net loss attributable to non-controlling interest	—	(0.13)
Share-based compensation expense	0.06	0.08
Amortization of intangible assets	0.04	0.06
Acquisition-related expenses	0.02	0.02
Acquisition-related tax benefit	(0.04)	—
Adjusted EPS	$(0.19)	$(0.55)

The following table presents a reconciliation from the most directly comparable GAAP measure, net loss per share guidance, to Adjusted EPS guidance:

	Fiscal Year 2014		Q2 2014
	Low End	High End	Low End	High End
Net loss per share	$(1.00)	$(1.07)	$(0.33)	$(0.35)
Share-based compensation expense	0.19	0.19	0.05	0.05
Amortization of intangible assets	0.28	0.28	0.08	0.08
Acquisition-related expenses	0.02	0.02	—	—
Acquisition-related tax benefit	(0.04)	(0.04)	—	—
Adjusted EPS	$(0.55)	$(0.62)	$(0.20)	$(0.22)